Exhibit 99.1

Viridian Therapeutics Reports Third Quarter 2026 Financial Results and Highlights Recent Business Progress

- $24.7 million in Lumvoa™ (veligrotug-vvze) net product revenue with more than 100 patients on therapy at the end of Q3 2026 -

- Elegrobart Biologics License Application (BLA) submission on track for Q1 2027 -

- VRDN-008 phase 1 data disclosure on track for Q4 2026 -

- VRDN-292, a potential best-in-class TSHR inhibitor, expected to initiate a phase 1 clinical trial in patients in Q4 2026 -

- Cash, cash equivalents, and marketable securities of $955.2 million as of September 30, 2026 -

- Company to host webcast today, November 4, at 8:00 a.m. ET -

WALTHAM, Mass. – Nov. 4, 2026—Viridian Therapeutics, Inc. (Nasdaq: VRDN), a biotechnology company focused on discovering, developing, and commercializing potentially best-in-class medicines for autoimmune and rare diseases, today reported financial results and recent business updates for the third quarter ended September 30, 2026.

“We are highly encouraged by the strength of Lumvoa’s early launch in TED, which has exceeded expectations,” said Steve Mahoney, President and Chief Executive Officer of Viridian Therapeutics. “These strong early results are a testament to Lumvoa’s compelling clinical profile, the extraordinary execution of our Commercial and Medical teams, and the incredible support of our broader organization. We are excited about this early momentum and look forward to building on it as we continue to execute our launch strategy and strive to bring Lumvoa to more patients with TED. Our pipeline also continues to move forward as we advance elegrobart, our subcutaneously administered anti-IGF-1R, toward a planned BLA submission for TED in the first quarter of 2027. In addition, we look forward to several important milestones for the remainder of this year, including sharing clinical data for VRDN-008, development plans for our FcRn portfolio, and initiating a first-in-human clinical trial in patients for our TSHR program VRDN-292.”

Recent Business Highlights

THYROID EYE DISEASE

•	Lumvoa: strong first quarter of launch, as of September 30, 2026:

•	Lumvoa generated $24.7 million in net product revenue;

•	More than 100 patients on therapy with Lumvoa;

•	Significant market access progress made during the quarter;

•	CMS has assigned Lumvoa a permanent J-code J3242, effective January 1, 2027; and

•	Continued execution across field sales, medical, market access, and patient services to drive Lumvoa adoption.

•	Elegrobart: BLA submission on track for Q1 2027

•	Viridian expects to submit a BLA to the U.S. FDA for elegrobart in TED in Q1 2027.

•	Viridian anticipates launching elegrobart, if approved, in a commercially available autoinjector with at-home, subcutaneous Q4W and Q8W dosing.

•	The Lumvoa Commercial and Medical infrastructure is expected to support a potential elegrobart launch with limited incremental investment.

TSHR PROGRAM

•	VRDN-292: IND on track to initiate a phase 1 clinical trial in patients in Q4 2026

•	VRDN-292 IND on track to support phase 1 clinical trial initiation in Q4 2026, starting in patients with Graves’ disease.

•

VRDN-292 is a potential best-in-class, half-life extended, monoclonal antibody targeting the thyroid-stimulating hormone receptor (TSHR), designed for subcutaneous delivery in an autoinjector with the potential to support extended dosing intervals for patient convenience.

FCRN PORTFOLIO

•

VRDN-006: VRDN-006 is an Fc fragment that inhibits the neonatal Fc receptor (FcRn). In a phase 1 healthy volunteer clinical trial, VRDN-006 showed IgG reductions consistent with the FcRn inhibitor class, spared albumin and LDL, and was generally well-tolerated.

•

VRDN-008: VRDN-008 is a bispecific, half-life extended FcRn inhibitor. In non-human primates, a single, high-dose of VRDN-008 showed a longer half-life and more sustained IgG reduction versus efgartigimod in a head-to-head study.

•	FcRn update on track for Q4 2026: Viridian expects to announce VRDN-008 phase 1 healthy volunteer data and development plans for the FcRn portfolio in Q4 2026.

Financial Results

•

Cash Position: Cash, cash equivalents, and marketable securities were $955.2 million as of September 30, 2026. Existing cash and anticipated future commercial revenues from Lumvoa and elegrobart, if approved, are expected to be able to fund Viridian’s current business plans through profitability.

•	Net Product Revenue: Net product revenue for Lumvoa was $24.7 million during the three months ended September 30, 2026. Viridian did not record net product revenue for the same period in 2025.

•

R&D Expenses: Research and development expenses were $70.1 million during the three months ended September 30, 2026, compared to $86.3 million during the three months ended September 30, 2025. The decrease in research and development expenses was driven by reduced expenses related to veligrotug and elegrobart clinical studies, partially offset by additional investment in advancing our TSHR program and FcRn portfolio, as well as increased personnel-related costs as a result of headcount increases.

•

SG&A Expenses: Selling, general and administrative expenses for the three months ended September 30, 2026 were $57.6 million, compared with $24.3 million for the three months ended September 30, 2025. The increase in selling, general and administrative expenses was driven by increased personnel-related costs and professional services to support commercial activities for Lumvoa and our growing organization.

•	Net Loss: Net loss for the three months ended September 30, 2026 was $101.2 million, compared with $34.6 million for the same period in 2025.

•

Shares Outstanding: As of September 30, 2026, Viridian had 125,636,093 shares of common stock outstanding on an as-converted basis, which included 113,525,222 shares of common stock and an aggregate 12,110,871 shares of common stock issuable upon the conversion of 133,191 and 48,463 shares of Series A and Series B preferred stock, respectively.

Conference Call and Webcast Information

Viridian will host a conference call and webcast today, November 4, at 8:00 a.m. ET to discuss third quarter 2026 financial results and recent business updates. The dial-in number for the conference call is +1 833-461-5787 for domestic participants and +1 585-542-9983 for international participants. The conference ID is 599668655.

A live webcast of the conference call can be accessed under “Events & Presentations” on the Investors section of the Viridian website at viridiantherapeutics.com. Following the live webcast, an archived version of the call will also be available on the Viridian website.

Upcoming Investor Conferences

Viridian will participate in the following upcoming investor conferences. Live webcasts of the presentations can be accessed under “Events & Presentations” on the Investors section of the Viridian website at viridiantherapeutics.com. Replays of the webcasts will be available following each event on the Viridian website.

•	Jefferies Global Healthcare Conference in London: Fireside chat on November 16, 2026, at 11:30 AM GMT in London, UK

•	UBS Global Biopharma London Conference: Fireside chat on November 17, 2026, at 4:40 PM GMT in London, UK

About Viridian Therapeutics

Viridian Therapeutics is a biotechnology company dedicated to developing better medicines for patients with autoimmune and rare diseases. Utilizing our expertise in antibody discovery and protein engineering, we aim to build on proven science to develop innovative medicines that address unmet needs and improve patient outcomes.

With an immediate focus in thyroid eye disease (TED), we developed LumvoaTM, a full IGF-1R antagonist approved by the U.S. FDA for the treatment of thyroid eye disease. We are also advancing elegrobart, a late-stage investigational subcutaneous therapy designed to further address unmet needs in TED and improve patient convenience. Beyond TED, we are advancing a pipeline of potential best-in-class medicines to address multiple serious autoimmune diseases.

Viridian is based in Waltham, Massachusetts. For more information, please visit www.viridiantherapeutics.com. Follow Viridian on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “become,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern our expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: that the company’s current commercial and medical affairs infrastructure will support an elegrobart launch; preclinical development, clinical development, and anticipated commercialization of Viridian’s product candidates, including the company’s intention to communicate development plan updates for Viridian’s FcRn portfolio in Q4 2026 and plans to initiate a phase 1 clinical trial for VRDN-292 in Q4 2026; anticipated data results and timing of their disclosure, including VRDN-008 phase 1 healthy volunteer data expected in Q4 2026; Viridian’s expectations regarding the anticipated timing or likelihood of regulatory submissions and approvals, including a BLA submission for elegrobart in the first quarter of 2027; elegrobart’s potential to be a subcutaneous therapy for the treatment of

TED with Q4W and Q8W dosing; Viridian’s product candidates potentially being best-in-class; Viridian’s expectations regarding the potential commercialization, market size, and market opportunities of veligrotug and elegrobart, if approved; and that Viridian’s cash and anticipated commercial revenues from Lumvoa and, if approved, elegrobart, will be sufficient to fund its business plans through profitability.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: that the company has historically incurred losses and may not be able to secure additional capital when needed; that the company has a limited history of generating revenue from product sales; that the company may be unable to maintain commercial manufacturing, sales and marketing capabilities or enter into agreements with third parties to commercially manufacture, market and sell veligrotug; market acceptance of veligrotug; potential utility, efficacy, potency, safety, clinical benefits, clinical response, and convenience of veligrotug and Viridian’s product candidates; that results or data from completed or ongoing clinical trials may not be representative of the results of ongoing or future clinical trials; that preliminary data may not be representative of final data; the timing, progress and plans for ongoing or future research, preclinical, and clinical development programs; changes to trial protocols for ongoing or new clinical trials; expectations and changes regarding the timing for regulatory filings; regulatory interactions; expectations and changes regarding the timing for enrollment and data; uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in Viridian’s clinical programs; the timing of and Viridian’s ability to obtain and maintain regulatory approvals for its therapeutic candidates; manufacturing risks; competition from other therapies or products; estimates of market size and market opportunity; other matters that could affect the sufficiency of existing cash, cash equivalents, and short-term investments to fund operations; Viridian’s financial position; Viridian’s future operating results and financial performance; Viridian’s intellectual property position; the timing of preclinical and clinical trial activities and reporting results from same; that Viridian’s product candidates may not be commercially successful, if approved; and other risks described from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, and supplemented from time to time by our Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it was made. Neither the company, nor its affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Viridian Therapeutics, Inc.

Condensed Consolidated Statements Of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Product revenue, net	$24,671	$—	$24,671	$—
License revenue	125	70,000	364	70,000
Collaboration revenue - related parties	956	570	1,142	717

Total revenues	25,752	70,570	26,177	70,717
Operating expenses:
Cost of revenues	1,527	—	1,527	—
Research and development	70,093	86,261	219,301	249,721
Selling, general and administrative	57,609	24,322	151,263	61,642

Total operating expenses	129,229	110,583	372,091	311,363

Loss from operations	(103,477)	(40,013)	(345,914)	(240,646)
Total other income, net	2,268	5,414	12,685	18,400

Net loss	$(101,209)	$(34,599)	$(333,229)	$(222,246)

Net loss allocated to common stock	$(91,444)	$(28,169)	$(296,528)	$(180,856)

Net loss per share, basic and diluted, common stock	$(0.81)	$(0.34)	$(2.75)	$(2.22)

Weighted-average common shares outstanding, basic and diluted	113,407,432	81,784,499	107,875,408	81,576,987

Net loss allocated to Series A convertible preferred stock	$(7,160)	$(3,097)	$(24,605)	$(19,934)

Net loss per share, basic and diluted, Series A convertible preferred stock	$(53.76)	$(22.96)	$(183.26)	$(147.81)

Weighted-average Series A convertible preferred stock outstanding, basic and diluted	133,191	134,864	134,263	134,864

Net loss allocated to Series B convertible preferred stock	$(2,605)	$(3,333)	$(12,096)	$(21,456)

Net loss per share, basic and diluted, Series B convertible preferred stock	$(53.76)	$(22.96)	$(183.26)	$(147.81)

Weighted-average Series B convertible preferred stock outstanding, basic and diluted	48,463	145,160	66,004	145,160

Viridian Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2026	December 31, 2025
Cash, cash equivalents, and marketable securities	$955,206	$874,652
Accounts receivable, net	29,782	—
Other assets	43,682	24,766

Total assets	$1,028,670	$899,418

Total liabilities	447,972	177,251
Total stockholders’ equity	580,698	722,167

Total liabilities and stockholders’ equity	$1,028,670	$899,418

Contacts

Investors

Greg Rossino

grossino@viridiantherapeutics.com

Media

Lisa Lopez

llopez@viridiantherapeutics.com

Source: Viridian Therapeutics, Inc.